UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 19, 2006

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
       CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On July 19, 2006, Home Federal Bancorp, Inc. issued its earnings release for the third quarter of its fiscal year ending September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          (c)        Exhibits

          99.1      Press release of Home Federal Bancorp, Inc. dated July 19, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                HOME FEDERAL BANCORP, INC.

Date: July 19, 2006                                                   By: /s/ Robert A. Schoelkoph
                                                                                       Robert A. Schoelkoph
                                                                                       Senior Vice President and
                                                                                       Chief Financial Officer

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Exhibit 99.1

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                                                                                             Contact:
                                                                                            Home Federal Bancorp, Inc.
                                                                                            Daniel L. Stevens, Chairman, President & CEO
                                                                                            Robert A. Schoelkoph, SVP, Treaurer & CFO
                                                                                            208-466-4634
                                                                                            www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Nampa, ID (July 19, 2006) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.6 million, or $0.11 per diluted share, for the quarter ended June 30, 2006, compared to $1.8 million, or $0.12 per diluted share, for the same period a year ago. Net income for the nine months ended June 30, 2006 was $4.6 million, or $0.31 per diluted share, compared to $3.5 million, or $0.24 per diluted share, for the same nine-month period a year ago. Results for the nine months ended June 30, 2005 included the $386,000 pre-tax gain on the sale of a former branch and a $1.8 million pre-tax expense for establishing the Home Federal Foundation, Inc. (the "Foundation"). Excluding the gain on the sale of the branch and the expense for establishing the Foundation, the Company had net income of $4.4 million, or $0.30 per diluted share, for the nine months ended June 30, 2005.

"Our performance this quarter reflects steady loan and core deposit growth and continued quality of the loan portfolio despite a challenging interest rate environment as a result of the continued flat yield curve," said Daniel L. Stevens, Chairman and CEO. "During the quarter ended June 30, 2006, we experienced a 19% increase in interest and dividend income, net loans increased 14% and deposits were up 15%, as compared to the same period a year ago."

The following table reconciles the Company's actual net income to pro forma net income for the nine months ended June 30, 2006 and 2005 exclusive of the sale of the branch and the contribution to the Foundation, as adjusted for federal and state taxes (in thousands, except per share data):

	Nine Months Ended June 30,
	2006	2005
	(unaudited)
Pro forma disclosure
Net income, as reported	$4,554	$3,546
Sale of branch	-	(386)
Contribution to Foundation	-	1,825
Federal and state income taxes	-	(561)
Pro forma net income	$4,554	$4,424
Earnings per share
Diluted as reported	$0.31	$0.24
Pro forma diluted	$0.31	$0.30

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Home Federal Bancorp, Inc.
July 19, 2006

Third Quarter Highlights (at or for the periods ended June 30, 2006 compared to June 30, 2005):

  Interest and dividend income increased 19% to $10.4 million
  Noninterest income increased 13% to $3.1 million
  Total assets increased 11% to $756.7 million
  Net loans increased 14% to $494.0 million
  Deposits increased 15% to $439.5 million
  Non-performing assets decreased to $30,000 or 0.004% of total assets

Operating Results

Revenues for the quarter ended June 30, 2006, which consisted of net interest income before the provision for loan losses plus noninterest income, increased 7% to $8.8 million for the quarter, compared to $8.3 million for the quarter ended June 30, 2005. Net interest income before the provision for loan losses increased 3% to $5.8 million for the quarter ended June 30, 2006, compared to $5.6 million for the same quarter of the prior year.

Revenues for the nine months ended June 30, 2006 increased 9% to $25.8 million, compared to $23.6 million for the same period of last year. Net interest income before the provision for loan losses increased 8% to $17.4 million, compared to $16.1 million for the same period of last year.

For the quarter ended June 30, 2006, net interest income after provision for loan losses increased 3% to $5.6 million, compared to $5.5 million for the same quarter a year ago. A provision for loan losses of $175,000 was established by management in connection with its analysis of the loan portfolio for the current quarter, compared to a provision for loan losses of $161,000 established for the same quarter of the prior year. Net interest income after provision for loan losses for the nine months ended June 30, 2006 increased 9% to $17.1 million, compared to $15.6 million for the same period of the prior year.

The Company's net interest margin decreased 39 basis points to 3.25% for the quarter ended June 30, 2006, from 3.64% for the same quarter last year. The net interest margin for the nine months ended June 30, 2006 decreased 20 basis points to 3.41% from 3.61% for the same period a year earlier. The decline in the net interest margin reflects the relatively flat yield curve that currently exists, as the cost of shorter-term deposits and borrowed funds increased more rapidly than the yield on longer-term assets. Although the Company believes the repricing of existing and new loans will help counter the trend in net interest margin, pressure will likely continue in the near term as a result of the flat yield curve environment.

Noninterest income increased 13% to $3.1 million for the quarter ended June 30, 2006, compared to $2.7 million for the same quarter a year ago. The increase was primarily attributable to a $246,000, or an 11%, increase in service charges and fees and a $201,000 write-up of the value of the mortgage servicing rights. This compares to a $200,000 write-down of the value of the mortgage servicing rights for the quarter ended June 30, 2005. Other noninterest income for the quarter ended June 30, 2005 included a $456,000 gain from life insurance proceeds, which was not experienced in the quarter ended June 30, 2006. For the nine months ended June 30, 2006, noninterest income increased 11% to $8.3 million, compared to $7.6 million for the same period of the prior year. Increases in service charges and gain on sale of loans of $836,000 and $592,000 account for the majority of the increase. Other noninterest income for the nine months ended June 30, 2005 included a $386,000 gain on the sale of a

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Home Federal Bancorp, Inc.
July 19, 2006

former branch and a $456,000 gain from life insurance proceeds, which was not experienced in the quarter ended June 30, 2006.

Noninterest expense for the quarter ended June 30, 2006 increased 11% to $6.1 million, from $5.5 million for the comparable period a year earlier. Compensation and benefits increased $657,000 to $3.9 million for the quarter ended June 30, 2006 as compared to $3.2 million for the same quarter a year ago. The majority of the increase is attributable to the establishment of the equity compensation plans during the prior fiscal year, annual merit increases, and an increase in employee commissions. The equity compensation plans include the Company's employee stock ownership plan ("ESOP"), 2005 Recognition and Retention Plan ("RRP") and 2005 Stock Option and Incentive Plan. The efficiency ratio was 69.3% for the quarter ended June 30, 2006 compared to 66.8% for the same quarter a year ago. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Noninterest expense for the nine months ended June 30, 2006 increased 1% to $18.1 million, compared to $17.8 million for the nine months ended June 30, 2005. Noninterest expense for the nine months ended June 30, 2005 included the $1.8 million contribution to the Foundation. Compensation and benefits increased $2.1 million to $11.4 million for the nine months ended June 30, 2006 as compared to $9.3 million for the same period a year ago. The majority of the increase is attributable to the establishment of the equity compensation plans during the prior fiscal year, annual merit increases, and increases in employee commissions and incentive plans. The efficiency ratio was 70.1% for the nine months ended June 30, 2006 compared to 75.3% for the same period of the prior year. Excluding the non-recurring contribution to the Foundation and the gain on sale of the former branch, the efficiency ratio was 68.7% for the nine months ended June 30, 2005.

Balance Sheet Growth

Total assets increased 11% to $756.7 million at June 30, 2006 compared to $679.2 million a year earlier. Net loans (excluding loans held for sale) at June 30, 2006 increased 14% to $494.0 million, compared to $433.9 million at June 30, 2005. Single family loans represented 63% of the Bank's loan portfolio at June 30, 2006, compared to 61% at June 30, 2005. Commercial real estate loans accounted for 27% of the Bank's loan portfolio at June 30, 2006, compared to 29% at June 30, 2005.

Credit quality remains exceptional, as non-performing assets were $30,000, or 0.004% of total assets, at June 30, 2006, compared to $1.1 million, or 0.15% of total assets, at June 30, 2005. The allowance for loan losses was $3.2 million, or 0.63% of gross loans, including loans held for sale, at June 30, 2006 compared to $2.9 million, or 0.66% of gross loans, including loans held for sale, at June 30, 2005.

Deposits increased 15% to $439.5 million at June 30, 2006 compared to $381.1 million at June 30, 2005. Noninterest-bearing demand deposits increased $7.8 million, or 19%, to $48.8 million at June 30, 2006, compared to $41.0 million at June 30, 2005. Interest-bearing demand deposits increased $6.0 million, or 5%, to $132.7 million at June 30, 2006, compared to $126.7 million at June 30, 2005. Certificates of deposit increased $45.5 million, or 24%, to $233.6 million at June 30, 2006, compared to $188.1 million at June 30, 2005. The majority of the increase in certificates of deposits was in 12 to 23 month terms. Advances from the Federal Home Loan Bank ("FHLB") increased 9% to $197.7 million at June 30, 2006 compared to $181.7 million at June 30, 2005. The Company utilizes advances from the FHLB as

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Home Federal Bancorp, Inc.
July 19, 2006

an alternative funding source to retail deposits in order to manage funding costs, reduce interest rate risk and to leverage the Balance Sheet.

Stockholders' equity increased $2.3 million to $106.0 million at June 30, 2006, compared to $103.7 million at June 30, 2005. The increase was primarily the result of $6.3 million in net income for the period, $686,000 in earned ESOP shares and $623,000 equity compensation, offset by $1.2 million of cash dividends paid to stockholders and $3.9 million for the repurchase of 298,092 shares of common stock for the RRP plan. The Company's book value per share as of June 30, 2006 was $7.00 per share based upon 15,154,114 outstanding shares of common stock.

About the Company

Home Federal Bancorp, Inc. is a savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, that includes Ada, Canyon, Elmore and Gem Counties, through 14 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2005, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc.
July 19, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	June 30, 2006	September 30, 2005	June 30, 2005
ASSETS
Cash and amounts due from depository institutions	$ 14,358	$ 19,033	$ 21,577
Mortgage-backed securities available for sale, at fair value	12,678	14,830	17,910
Mortgage-backed securities held to maturity, at cost	190,273	180,974	164,337
Federal Home Loan Bank stock, at cost	9,591	9,591	9,591
Loan receivable, net of allowance for loan losses of $3,160, $2,882 and $2,903	494,016	430,944	433,892
Loans held for sale	5,065	5,549	3,521
Accrued interest receivable	2,984	2,458	2,337
Property and equipment, net	13,118	11,995	11,226
Mortgage servicing rights, net	2,624	2,671	2,752
Bank owned life insurance	10,665	10,099	10,009
Real estate and other property owned	-	534	604
Other assets	1,306	899	1,467
TOTAL ASSETS	$756,678	$689,577	$679,223

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposit accounts
Noninterest-bearing demand deposits	$ 48,798	$ 46,311	$ 40,980
Interest-bearing demand deposits	132,652	127,330	126,704
Savings deposits	24,398	25,219	25,375
Certificates of deposit	233,622	197,465	188,052
Total deposit accounts	439,470	396,325	381,111
Advances by borrowers for taxes and insurance	1,096	3,898	2,053
Interest payable	978	1,670	1,648
Deferred compensation	3,634	3,049	2,867
Federal Home Loan Bank advances	197,722	175,932	181,750
Deferred income tax liability	782	1,205	1,548
Other liabilities	6,989	6,131	4,505
Total liabilities	650,671	588,210	575,482
STOCKHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 5,000,000 authorized
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
issued and outstanding:
June 30, 2006 - 15,208,750 issued, 15,154,114 outstanding	152	149	152
Sept. 30, 2005 - 15,208,750 issued, 14,910,658 outstanding
June 30, 2005 - 15,208,750 issued, 15,208,750 outstanding
Additional paid-in capital	56,923	56,115	59,909
Retained earnings	53,462	49,818	48,359
Unearned shares issued to employee stock ownership plan	(4,240)	(4,550)	(4,635)
Accumulated other comprehensive loss	(290)	(165)	(44)
Total stockholders' equity	106,007	101,367	103,741
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$756,678	$689,577	$679,223

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Home Federal Bancorp, Inc.
July 19, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005

Interest and dividend income:
Loan interest	$7,896	$6,666	$21,959	$19,050
Investment interest	43	11	114	271
Mortgage-backed security interest	2,448	2,071	7,220	5,479
Federal Home Loan Bank dividends	-	-	-	30
Total interest and dividend income	10,387	8,748	29,293	24,830
Interest expense:
Deposits	2,493	1,602	6,187	4,492
Federal Home Loan Bank advances	2,100	1,531	5,696	4,240
Total interest expense	4,593	3,133	11,883	8,732
Net interest income	5,794	5,615	17,410	16,098
Provision for loan losses	175	161	320	456
Net interest income after provision for loan losses	5,619	5,454	17,090	15,642
Noninterest income:
Service charges and fees	2,392	2,146	6,893	6,057
Gain on sale of loans	288	62	794	202
Increase in cash surrender value of bank owned life insurance	95	91	285	253
Loan servicing fees	151	166	470	506
Mortgage servicing rights, net	113	(245)	(47)	(399)
Other	14	472	(52)	931
Total noninterest income	3,053	2,692	8,343	7,550
Noninterest expense:
Compensation and benefits	3,852	3,195	11,428	9,344
Occupancy and equipment	651	690	2,073	2,091
Data processing	503	427	1,364	1,246
Advertising	269	239	740	889
Postage and supplies	196	186	616	584
Professional services	278	276	641	698
Insurance and taxes	106	91	320	241
Charitable contribution to Foundation	-	-	-	1,825
Other	276	442	880	878
Total noninterest expense	6,131	5,546	18,062	17,796
Income before income taxes	2,541	2,600	7,371	5,396
Income tax expense	980	802	2,817	1,850
NET INCOME	$1,561	$1,798	$ 4,554	$ 3,546

Earnings per common share:
Basic	$0.11	$0.12	$0.31	$0.24
Diluted	$0.11	$0.12	$0.31	$0.24
Weighted average number of shares outstanding:
Basic	14,491,205	14,735,474	14,478,701	14,725,923
Diluted	14,563,609	14,735,474	14,503,587	14,725,923

Dividends declared per share:	$0.055	$0.050	$0.160	$0.050

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Home Federal Bancorp, Inc.
July 19, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	At Or For The Nine Months Ended June 30, 2006	At Or For The Year Ended Sept. 30, 2005
FINANCIAL CONDITION DATA
Average interest-earning assets	$680,894	$606,690
Average interest-bearing liabilities	554,216	501,124
Net average earning assets	126,678	105,566
Average interest-earning assets to average interest-bearing liabilities	122.86%	121.07%
Stockholders' equity to assets	14.01%	14.70%
ASSET QUALITY
Allowance for loan losses	$3,160	$2,882
Non-performing loans	30	478
Non-performing assets	30	1,012
Allowance for loan losses to non-performing loans	10,533.33%	602.93%
Allowance for loan losses to gross loans and loans held for sale	0.63%	0.66%
Non-performing loans to gross loans and loans held for sale	0.006%	0.11%
Non-performing assets to total assets	0.004%	0.15%

	At Or For The Three Months Ended June 30,		At Or For The Nine Months Ended June 30,
	2006	2005	2006	2005
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	0.83%	1.10%	0.85%	0.75%
Return on average equity (1)	5.89%	6.92%	5.81%	5.30%
Net interest margin (1)	3.25%	3.64%	3.41%	3.61%
Efficiency ratio (2)	69.30%	66.76%	70.14%	75.25%
Efficiency ratio, excluding non-recurring items (2)	69.30%	66.76%	70.14%	68.66%
PER SHARE DATA
Basic earnings per share	$0.11	$0.12	$0.31	$0.24
Diluted earnings per share	0.11	0.12	0.31	0.24
Book value per share	7.00	6.82	7.00	6.82
Cash dividends declared per share	0.055	0.050	0.160	0.050
Average number of shares outstanding:
Basic (3)	14,491,205	14,735,474	14,478,701	14,725,923
Diluted (3)	14,563,609	14,735,474	14,503,587	14,725,923

(1)   Amounts are annualized.
(2)   Noninterest expense divided by net interest income plus noninterest income. The pro forma efficiency ratio for the nine months ended June 30, 2005 excludes the effect of the $386,000 gain on sale of a former branch and the $1.8 million contribution to the Foundation.
(3)   Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the RRP.

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